EXHIBIT 4.1

                                 30,000 WARRANTS

THESE WARRANTS AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE HEREOF (THE "WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS. THE WARRANT SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION.

September 30, 1999
                         STREICHER MOBILE FUELING, INC.

               WARRANTS FOR THE PURCHASE OF SHARES OF COMMON STOCK

         FOR VALUE RECEIVED, STREICHER MOBILE FUELING, INC., a Florida corporation ("Streicher" or the "Company"), hereby certifies that EMERSON BENNETT & ASSOCIATES (the "Holder") is entitled, subject to the provisions contained herein, to purchase from the Company Thirty Thousand (30,000) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as defined below), subject to adjustment as provided herein, at an exercise price of $6.00 per share of Common Stock (the "Exercise Price").

         These Warrants have been issued in accordance with a Financial Advisory Agreement dated March 11, 1999 and Amendment #1 to Financial Advisory Agreement, dated August 12, 1999, which are attached herewith as Exhibit "A."

         The term "Common Stock" means the common stock, par value $.01, of the Company as constituted on the date hereof. The number of shares of Common Stock to be received upon the exercise of these Warrants may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise and any securities received in respect of any such shares, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock". The term "Person" means an individual, a corporation, an association, a partnership, a business, joint-stock company, a trust, any unincorporated organization, a governmental or political subdivision thereof or a governmental agency.

         References herein to the "Company" are to (i) Streicher and any successor thereto, (ii) any successor Person resulting from the merger or consolidation of Streicher, or any successor thereto, with another Person or
(iii) any Person to which Streicher, or any successor thereto, has transferred its property or assets as an entirety or substantially as an entirety.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of these Warrants, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of these Warrants, if mutilated, the Company shall execute and deliver new Warrants of like tenor and date.

         The Holder agrees with the Company that these Warrants are issued, and all the rights hereunder shall be held, subject to all of the following conditions, limitations and provisions:

         1. EXERCISE OF WARRANTS. 15,000 of the warrants shall vest and become exercisable on December 11, 1999 and the remaining 15,000 warrants shall vest and become exercisable on February 11,

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2000. Subject to the foregoing, any vested Warrants may be exercised, in whole or in part, at any time, or from time to time during the period commencing on the date hereof and expiring at 5:00 p.m., local time, on September 30, 2000 by presentation and surrender of these Warrants to the Company at its principal office (which on the date hereof is 2720 N.W. 55th Court, Ft. Lauderdale, Florida 33309), with the Warrant Exercise Form attached hereto (or a reasonable facsimile thereof) duly executed and accompanied by payment (either in cash or by certified or official bank check payable to the order of the Company) of the Exercise Price for the number of shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of Warrant Shares issuable to the Holder pursuant to the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined as provided herein. If these Warrants are exercised in part only, the Company shall, upon surrender of these Warrants for cancellation, execute and deliver new Warrants evidencing the rights of the Holder to purchase the balance of Warrant Stock purchasable hereunder. Upon receipt by the Company of these Warrants, together with the Exercise Price, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Stock issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Warrant Stock shall not then be actually delivered to the Holder. As soon as practicable after each exercise from time to time of this Warrant, in whole or in part, the Company will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Holder is entitled upon such exercise plus, in lieu of any fractional shares to which the Holder would otherwise be entitled, cash as provided herein.

         2. RESERVATION OF SHARES. The Company will at all times reserve and keep available for issuance and delivery upon exercise of these Warrants, all shares of Warrant Stock from time to time issuable upon exercise of all Warrants at the time outstanding. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free and clear of all preemptive or similar rights.

         3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of these Warrants, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share in lieu of each fraction of a share otherwise issuable upon any exercise of these Warrants, as determined by the Board of Directors in its reasonable discretion.

         4. EXCHANGE OF WARRANTS. These Warrants are exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder hereof to purchase in the aggregate the same number of shares of Warrant Stock purchasable hereunder.

         5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights as a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed herein.

         6.  ANTI-DILUTION PROVISIONS.

         6.1 ADJUSTMENT FOR RECAPITALIZATION. If the Company subdivides its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company declares a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to these Warrants immediately prior to such subdivision or dividend or distribution shall be proportionately increased and the Exercise Price per share shall be proportionately decreased, and if the

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Company combines the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to these Warrants immediately prior to such combination shall be proportionately decreased and the Exercise Price per share shall be proportionately increased. Any such adjustments pursuant to this Section 6.1 shall be effective at the close of business on the effective date of such subdivision or combination or, if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment shall be the record date therefor.

         6.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION OR MERGER (a) If the Company (or any other Person, the securities of which are at the time receivable upon the exercise of these Warrants) reorganizes or reclassifies the Common Stock after the date hereof or if the Company (or any such other Person) consolidates with or merges into another Person and is not the continuing or surviving Person of such consolidation or merger or in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, or if the Company (or any such other Person) conveys all or substantially all of its assets to another Person, then, and in each such case, the Holder, upon the exercise hereof, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of these Warrants prior to such consummation, the same amount of securities or property to which the Holder would have been entitled as a shareholder upon such consummation if the Holder had exercised these Warrants immediately prior thereto (but had not exercised any rights with respect to such securities or property in connection with the reorganization, consolidation, merger or conveyance); in each such case, the terms of these Warrants shall be applicable to the securities or property receivable upon the exercise of these Warrants after such consummation.

         (b) If the Company consolidates with or merges into another Person, and is not the surviving Person, or conveys all or substantially all of its assets to another Person, then, and in each such case, the surviving Person or the Person that receives substantially all of the Company's assets shall expressly assume the obligations of the Company under these Warrants.

         6.3 NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of these Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, while these Warrants are outstanding, the Company (a) will not permit the par value, if any, of the shares of Warrant Stock to be above the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable shares of Warrant Stock upon the exercise of these Warrants.

         6.4 CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Warrant Stock receivable upon the exercise of these Warrants, the Company will promptly compute such adjustment and mail to the Holder a certificate, executed by an executive officer of the Company, setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

         6.5 NOTICES OF RECORD DATE If the Company takes a record of the holders of its Common Stock for the purpose of:



         (a) entitling them to receive any dividend (other than a cash dividend at the same rate as the

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rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right;

         (b) any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another Person, or any conveyance of all or substantially all of the assets of the Company to another Person; or

         (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company; then, and in each such case, the Company shall mail to the Holder a notice specifying, as the case may be, (I) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, to be fixed, as to which the holders of record of Warrant Stock (or such other securities at the time receivable upon the exercise of these Warrants) shall be entitled to exchange their shares of Warrant Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         7. RESTRICTIONS ON TRANSFER OF WARRANTS AND WARRANT STOCK. The Warrant Stock may not be sold, transferred or otherwise disposed of unless registered under the Securities Act, and any applicable state securities laws or pursuant to available exemptions from such registration, provided that the seller delivers to the Company an opinion of counsel reasonably satisfactory to the Company confirming the availability of such exemption. Notwithstanding the foregoing, the restrictions imposed by this Section 9 shall cease and terminate when (i) the Warrant Stock is sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or the Warrant Stock so transferred are not required to bear the legend pursuant to Section 8 or (ii) the Holder has met the requirements for transfer of such Warrant Stock pursuant to subparagraph (k) of Rule 144.

         8. LEGEND. Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of any of these Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing such securities shall bear on the face thereof substantially the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION

PROVIDED, HOWEVER, that such legend shall not be required if in the opinion of Company counsel registration of any future transfer is not required by the applicable provisions of the Securities Act.

         9. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice in writing hereunder.

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         10. APPLICABLE LAW. These Warrants shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to conflicts of law principles.

         11. MISCELLANEOUS. This Warrant and all rights of the Holder hereunder are nontransferable and may not be assigned by the Holder in any manner. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

         IN WITNESS WHEREOF, the Company has caused these Warrants to be signed on its behalf, in its corporate name, by its duly authorized officer, as of the date written above.

                                          STREICHER MOBILE FUELING, INC.

                                          By:  /S/ STANLEY H. STREICHER
                                             ------------------------------
                                          Stanley H. Streicher
                                          President and CEO


Accepted:

EMERSON BENNETT & ASSOCIATES

By: /S/ BRENTLEY C. MARTIN
    -----------------------
    Brentley C. Martin
    President

                              WARRANT EXERCISE FORM

         The undersigned hereby irrevocably elects to exercise Warrants for the purchase of ___________ shares of Common Stock of Streicher Mobile Fueling, Inc., a Florida corporation, granted pursuant to the Warrant Certificate dated September 30, 1999, and hereby makes payment of $__________ in full satisfaction of the Exercise Price therefor.

Dated:

                                                    EMERSON BENNETT & ASSOCIATES

                                                    By:
                                                       -------------------------
                                                    Brentley C. Martin
                                                    President